EVEREST REINSURANCE GROUP, LTD. SENIOR EXECUTIVE CHANGE OF CONTROL PLAN AS AMENDED AND RESTATED EFFECTIVE NOVEMBER 17, 2015 I. PURPOSE The purpose of the Everest Reinsurance Group, Ltd. Senior Executive Change of Control Plan (“Plan”) is to encourage eligible key senior executives of Everest Re Group, Ltd. (“Everest Group”) and its subsidiaries (hereinafter Everest Group and its subsidiaries, collectively, the “Company”) to continue their employment with the Company by establishing a program governing the circumstances under which certain benefits will be provided in the event there is a material change in control of Everest Group and/or Everest Reinsurance Company (“Ev Re”). The Plan is amended and restated effective November 17, 2015 to address the determination and treatment of Parachute Payments as described in Section III B. II. ELIGIBILITY Senior executives of the Company who receive written notice from the Compensation Committee of the Board of Directors of Everest Group (the “Committee”) that they have been selected for coverage under the Plan and the level of coverage provided shall thereafter be eligible for the benefits to be provided under the Plan in the event that a “Material Change” (as defined herein) takes place at any time that they are Participants in the Plan and for a period of two years after a Material Change takes place. Participation in the Plan shall cease upon any of the following events: (i) the Participants’ employment with the Company terminates under circumstances not following a Material Change; or

2 (ii) the Plan terminates in accordance with Article VIII hereof; or (iii) the Participant receives thirty (30) days written notice from the Committee that he or she is no longer eligible to participate in the Plan, provided, however, that such written notice shall not be effective (a) for a period of two years after a Material Change and (b) during any period of time when the Board of Directors of Everest Group or the Committee is aware of any circumstance which could reasonably be expected to result in a Material Change. III. CHANGE OF CONTROL BENEFITS A. If within two years after a Material Change a Participant incurs a “Separation from Service” (as defined herein) (i) because the Participant terminates his employment for “Good Reason” (as defined herein), or (ii) because the Company terminates Participant’s employment for any reason other than for “Due Cause” (as defined herein): (a) all of Participant’s outstanding stock options granted under Everest Group stock incentive plans shall vest immediately, be automatically exercisable and remain exercisable for three months following the termination of employment, notwithstanding any provisions to the contrary in the applicable award agreement(s) between a Participant and Everest Group; (b) all restrictions on Participant’s restricted stock awarded under Everest Group stock incentive plans shall terminate and lapse immediately notwithstanding any provisions to the contrary in the applicable award agreement(s) between a Participant and Everest Group; (c) Participant shall continue to be covered under the Company’s medical and dental insurance plans for a period of two years from the date of termination to the same extent and under the same terms and conditions as active employees of the Company; (d) Participant shall receive

3 Special Retirement Benefits (as defined herein) as determined by the Committee and (e) Participant shall receive a “Cash Payment” (as defined herein) as determined by the Committee, which Cash Payment shall be payable by the Company to the Participant, in one discounted “Lump Sum Payment” (as defined herein) 30 days following the Participant’s Separation from Service. B. If the value of the benefits a Participant would receive pursuant to Section III of the Plan (the “Change of Control Benefits”), combined with all other benefits Participant receives under other benefit plans, programs or compensation arrangements provided by Everest Group or Ev Re, would cause the Participant to receive a “Parachute Payment” (as defined herein), the Company shall provide Participant with written notice that Participant’s receipt of benefits hereunder and otherwise would result in Participant receiving a Parachute Payment. The Company and Participant shall thereafter mutually agree on a national accounting firm reasonably acceptable to both parties (the “Accounting Firm”) to perform the calculations necessary to determine the amount of the Parachute Payment. The Accounting Firm shall have discretion to retain an independent appraiser with adequate expertise (the “Appraiser”) to provide any valuations necessary for the Accounting Firm’s calculations hereunder. The Company shall pay all the fees and costs associated with the work performed by the Accounting Firm and any Appraiser retained by the Accounting Firm. The Accounting Firm shall provide promptly to both the Company and Participant a written report setting forth the calculations required under herein, together with a detail of all relevant supportive data, valuations and calculations. All determinations of the Accounting Firm

4 shall be binding on the Participant and the Company. When making the calculations required hereunder, the Participant shall be deemed to pay: • Federal income taxes at the highest applicable marginal rate of Federal income taxation for the taxable year for which any such calculation is made, and • any applicable state and local income taxes at the highest applicable marginal rate of taxation for the taxable year for which any such calculation is made, net of the maximum reduction in federal income taxes which could be obtained from deduction of such state and local taxes with such reduction determined assuming that Participant’s income from the Company was the Participant’s only source of adjusted gross income and Participant’s state and local income taxes attributable to such income was the Participant’s only itemized deductions for federal income tax purposes. The Accounting Firm shall determine (the “Determination”): (i) the aggregate amount of all payments, benefits and distributions provided by the Company to the Participant or for Participant’s benefit, whether paid or payable or distributed or distributable pursuant to any employment agreement, plan or arrangement of the Company or otherwise (other than any payment pursuant herein) which are in the nature of compensation and contingent upon a Change in Ownership (Valued pursuant to Section 280G of the Code) (collectively the “Parachute Payments”); and (ii) the maximum amount of the Parachute Payments Participant would be entitled to receive without being subject to the excise tax imposed by Section 4999 of the Code (the

5 “Payment Cap”) (such excise tax, together with any interest or penalties with respect to such excise tax, are hereinafter collectively referred to as the “Excise Tax”). Intent of Calculation. For clarity, the intent of this Section III is that Participant will receive the highest net after-tax benefit, and Parachute Payments will not automatically be reduced to the Payment Cap. Treatment of Parachute Payments. (a) In the event that, pursuant to the Determination, the Parachute Payments exceed the Payment Cap by an amount that would result in the imposition of the Excise Tax and such Excise Tax, when deducted from the amount of the Parachute Payments, would result in the Participant receiving the Parachute Payments net of all taxes, including the Excise Tax, at least as great as the amount that the Participant would receive from the Parachute Payments net of all taxes, if the total Parachute Payements were reduced to the minimum necessary to avoid imposition of the Excise Tax, the Participant will receive the entire amount of the Parachute Payments. (b) In the event that the Parachute Payments exceed the Payment Cap by an amount that would result in the imposition of the Excise Tax and such Excise Tax, when deducted from the amount of the Parachute Payments, would result in the Participant receiving the Parachute Payments net of all taxes, including the Excise Tax, less than the amount that the Participant would receive from the Parachute Payments net of all taxes, if the total Parachute Payments were reduced to the minimum extent necessary to avoid imposition of the Excise Tax, the Parachute Payments shall be reduced in a manner:

6 (i) to maximize the net after tax amount retained by the Participant; and (ii) that is compliant with Section 409A of the Code and the regulations promulgated thereunder. Without limitation on the foregoing, no adjustment shall be made to any Parachute Payment subject to Section 409A of the Code unless and until all other Parachute Payments have been adjusted and any adjustments to any Parachute Payments subject to Section 409A shall be made in a manner that does not result in any change in the time and form of such Parachute Payment. The Company shall determine the manner of reducing the Change in Control Benefits under this Paragraph (b). (c) The Determination shall be made within 60 days following a Material Change and shall be updated as necessary to take into account any subsequent events that affect the Determination. (d) Any reduction in Parachute Payments resulting from the application of this Policy shall be made in a manner that is compliant with Section 409A of the Code and the regulations and guidance promulgated thereunder. IV. DEFINITIONS A. Cash Payment means, as determined by the Committee in its absolute discretion, an amount equal to 2 or 2.99 or any number between 2 and 2.99 multiplied by the average of the Participant’s salary and annual incentive bonus for the three most recent taxable years (or such shorter period as may be applicable) ending prior to Participant’s termination of employment. B. Due Cause means (a) repeated and gross negligence in fulfillment of, or repeated failure of Participant to fulfill, his or her material obligations as an employee of the Company, in either event after written notice thereof, (b) material willful

7 misconduct by Participant in respect of his or her obligations as an employee of the Company, (c) conviction of any felony, or any crime of moral turpitude by a Participant, or (d) a material breach in trust committed in willful or reckless disregard of the interests of the Company or Everest Group or undertaken for personal gain by a Participant. C. Good Reason means the occurrence of, without the Participant’s consent, (i) a material diminution in the Participant’s base salary; (ii) a material diminution in the Participant’s authority, duties or responsibilities; or (iii) a material change in the geographic location at which the Participant must perform services. Notwithstanding the foregoing, a Separation from Service for Good Reason shall not occur unless the Participant notifies the Company within 90 days of the occurrence of a condition set forth in this Section IV.C, and the Company does not cure such condition within 30 days of receiving such notice. D. Lump Sum Payment means the amount equal to the present value of the Cash Payment, discounting the Cash Payment at the one year U.S. Treasury Bill rate. E. Material Change is defined as the occurrence of any of the following events: (i) A tender offer or exchange offer is made whereby the effect of such offer is to take over and control the affairs of Everest Group or Ev Re, and such offer is consummated for the ownership of securities of Everest Group or Ev Re representing twenty-five percent (25%) or more of the combined voting power of Everest Group’s or Ev Re’s then outstanding voting securities.

8 (ii) Everest Group or Ev Re is merged or consolidated with another corporation and, as a result of such merger or consolidation, less than seventy-five percent (75%) of the outstanding voting securities of the surviving or resulting corporation shall then be owned in the aggregate by the former stockholders of Everest Group or Ev Re other than affiliates within the meaning of the Securities Exchange Act of 1934, as amended (“Exchange Act”). (iii) Everest Group or Ev Re transfers substantially all of its assets to another corporation or entity that is not a wholly owned subsidiary of Everest Group or Ev Re. (iv) Any person (as such term is used in Sections 3(a)(9) and 13(d)(3) of the Exchange Act) is or becomes the beneficial owner, directly or indirectly, of securities of Everest Group or Ev Re representing twenty-five (25%) or more of the combined voting power of Everest Group’s or Ev Re’s then outstanding securities, and the effect of such ownership is to take over and control the affairs of Everest Group or Ev Re. (v) As the result of a tender offer, merger, consolidation, sale of assets, or contested election, or any combination of such transactions, the persons who were members of the Everest Group Board of Directors or Ev Re’s Board of Directors immediately before this transaction cease to constitute at least a majority thereof.

9 F. Parachute Payment shall have the meaning set forth in Section 280G of the Internal Revenue Code. G. “Participant” means an individual eligible to receive benefits under the Plan pursuant to Section II of the Plan. H. “Plan” means the Everest Reinsurance Group, Ltd. Senior Executive Change of Control Plan (formerly known as the Everest Reinsurance Holdings, Inc. Senior Executive Change of Control Plan). I. “Special Retirement Benefits” means the additional retirement benefits necessary (if any) so that the total retirement benefits a Participant receives will equal the retirement benefits he or she would have received had he or she continued in the employ of the Company for two years or such greater number of years as determined by the Committee in its absolute discretion for each Participant following his or her termination (or until his or her normal retirement date, whichever is earlier) (herein referred to as “Additional Years of Service”). Special Retirement Benefits will include all ancillary benefits, such as early retirement and survivor rights and benefits available at retirement, as well as benefits (if any) for U.S. employees either under the Everest Reinsurance Retirement Plan and/or the Everest Reinsurance Employee Savings Plan and any supplemental retirement plans adopted by the Company, or any successor or substitute plan or plans (“the Plans”). If a Participant’s credited service with the Company plus the Additional Years of Service would result in vested benefits and/or eligibility for ancillary benefits or additional benefits under the Plans, the

10 amount payable to the Participant or his or her beneficiaries shall equal the excess of the amount specified in paragraph (i) over that in paragraph (ii) below: (i) the total retirement benefits that would be paid to Participant or his or her beneficiaries, if the Additional Years of Service (or the period to his or her normal retirement date, if less) following his or her termination are added to his or her credited service under the Plans and his or her final average compensation is the same as his or her actual average compensation, including the Cash Payment as compensation for services rendered to the Company in the year of his or her termination; (ii) the total retirement benefits payable to Participant or his or her beneficiaries under the Plans. All Special Retirement Benefits are provided on an unfunded basis and are not intended to meet the qualification requirements of Section 401 of the Internal Revenue Code. All Special Retirement Benefits shall be payable solely from the general assets of the Company and shall be paid in a Lump Sum Payment 30 days following the Participant’s Separation from Service. J. “Separation from Service” means a Participant’s termination of employment with the Company and its Affiliates if he or she dies, retires, or otherwise has a termination of employment, subject to the following: (i) A Separation from Service is deemed to occur on the date that a Participant’s level of services performed after such date (whether as an

11 employee or independent contractor) permanently decreases to no more than 20% of the average level of services performed (whether as an employee or independent contractor) during the immediately preceding 36-month period. (ii) For purposes of determining whether a Separation from Service has occurred, the employment relationship is treated as continuing intact while the individual is on military leave, sick leave, or other bona fide leave of absence (such as temporary employment by the government) if the period of such leave does not exceed six (6) months, or if longer, so long as the individual’s right to reemployment with the Company and its Affiliates is provided either by statute or by contract. If the period of leave exceeds six (6) months and the individual’s right to reemployment is not provided either by statute or by contract, the employment relationship is deemed to terminate on the first date immediately following such six-month period. (iii) The determination of whether a Participant has terminated employment shall be based on the facts and circumstances in accordance with the rules set forth in Code Section 409A and the regulations thereunder. V. GENERAL PROVISIONS A. The Plan shall be unfunded and payments under this Plan shall be paid from the general assets of the Company. Neither of the Company, the Committee or Everest Group’s Board of Directors shall be deemed to be a trustee of any amounts to be paid under the Plan.

12 B. Payments under this Plan shall be subject to withholding and deductions by the Company in accordance with applicable law or regulations. Although the Company makes no guarantee with respect to the tax treatment of payments hereunder, the Plan is intended to comply with the requirements of Code Section 409A and shall be limited, construed and interpreted in accordance with such intent. Accordingly, the Committee may amend the provisions of the Plan at any time and in any manner without the consent of the Participant solely to comply with the requirements of Code Section 409A and to avoid the imposition of an additional tax under Code Section 409A on any payment to be made hereunder, provided that there is no reduction in the benefit provided hereunder. Notwithstanding the foregoing, in no event whatsoever shall the Company be liable for any additional tax, interest or penalty that may be imposed on a Participant by Code Section 409A or any damages for failing to comply with Code Section 409A C. Nothing contained herein shall give any Participant the right to be retained in the employment of the Company or any successor, or affect the Company’s right to dismiss any Participant at will. D. This Plan is not a term or condition of any individual’s employment and no Participant shall have any legal right to payments hereunder except to the extent all conditions relating to the receipt of such payments have been satisfied. E. Nothing contained herein shall give Participant any right to any employee benefit upon termination of employment with the Company, except as specifically

13 provided herein, required by law or provided by the terms of another employee benefit plan document relating to the treatment of former employees generally. Pursuant to the terms of the Everest Reinsurance Company Severance Plan for United States Employees a Participant who receives benefits under this Plan shall not be eligible for benefits under such Severance Plan. F. No person having a benefit under this Plan may assign, transfer or in any other way alienate the benefit, nor shall any benefit under this Plan be subject to garnishment, attachment, execution or levy of any kind. If a Participant dies while any amount is still payable pursuant to the Plan, all such amounts, unless otherwise provided herein, shall be paid in accordance with the terms of the Plan to the Participant’s designee or if there is no such designee, to the Participant’s estate. G. In the event a Participant must initiate litigation to obtain or enforce any right or benefit to which he or she is entitled to under this Plan, the Company agrees to reimburse Participant for all legal fees and expenses reasonably incurred by him or her, provided, however, that a Participant agrees to repay all legal fees and expenses paid to him or her by the Company in the event that it is determined by a judgment of a court of competent jurisdiction that the Company has established that, under all the facts and circumstances, there was no reasonable basis for Participant’s litigation. The Company agrees to pay as incurred, to the fullest extent permitted by law, all legal fees and expenses which a Participant may reasonably incur as a result of any contest (regardless of the outcome thereof) by the Company or third parties of the validity or enforceability of, or liability under,

14 any provision of this Plan. In addition, the Company agrees to pay pre-judgment interest on any money judgment obtained by Participant and to pay interest on any delayed payment calculated at the prime rate of interest as published in the Wall Street Journal in effect from time to time, from the date that payment to the Participant should have been made in accordance with the provisions of this Plan. Any payments to a Participant by the Company pursuant to this Section VI.G shall be made no later than the December 31 following the calendar year in which the expense relating to such payment is incurred by the Participant. H. In no event shall a Participant be obligated to seek other employment or take any other action by way of mitigation of the amounts payable to him or her under this Plan. VI. ADMINISTRATION This Plan shall be administered by the Committee. VII. APPLICABLE LAW This Plan and all action taken under it shall be governed as to validity, construction, interpretation and administration by the laws of the State of Delaware and applicable federal law. VIII. AMENDMENT OR TERMINATION The Board of Directors of Everest Group or the Committee may amend, suspend or terminate the Plan or any portion thereof at any time, provided, however, that (i) for a period of two years after a Material Change and (ii) during any period of time when the Board of Directors of Everest Group or the Committee is aware of any circumstance

15 which could reasonably be expected to result in a Material Change, no amendment, suspension or termination may be adopted or effected that would adversely impact the rights under the Plan of any Participant who may become eligible for benefits as a result of a Material Change, except as provided in Section V.B. Termination of this Plan shall not relieve Everest Group or the Company from their respective obligations to Participants under this Plan relating to a Material Change which occurs prior to such termination. IX. EFFECTIVE DATE The Plan shall become effective upon September 24, 1998. The Plan is amended and restated as of November 17, 2015. X. BINDING ON SUCCESSORS Everest Group shall take all necessary actions to insure that any successor, whether direct or indirect, by operation of law, by purchase, merger, consolidation, liquidation or otherwise, to substantially all of the business and/or assets of Everest Group or Ev Re (sometimes referred to herein as the “successor/acquiror”) expressly assumes the obligations of Everest Group under this Plan. If Everest Group does not make this Plan binding upon any successor/acquirer, then Everest Group shall reserve such amounts as are necessary to meet the obligations hereunder from Everest Group’s general assets or from amounts otherwise realized or derived in connection with the transaction in which the successor/acquiror succeeds to control of Everest Group or Ev Re.